UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2022

Elys Game Technology, Corp.

(Exact name of Registrant as specified in its charter)

(Former name or former address, if changed since last report)

Delaware	001-39170	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 E. Warm Springs Rd.

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

1-628-258-5148

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ELYS	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2022, Elys Game Technology Corp. (the “Company”) entered into a Master Technology Development and License Agreement (the “Development and License Agreement”) with Lottomatica S.p.A. (“Lottomatica”) under which it licenses the Company’s Elys Gameboard sports betting platform to Lottomatica and agrees to develop for Lottomatica a customized sports betting platform based on the Elys Gameboard (the “Product”). The Development and License Agreement is non-exclusive and world-wide and provides for the payment of a royalty to the Company based on a percentage of the sportsbook net gaming revenue processed through the Product. The Development and License Agreement provides Lottomatica an option upon payment of a fee exercisable either on a change of control or sale of all or substantially all of the assets of the Company or at any time after a certain date, to convert the license granted therein into a fully paid, perpetual, royalty-free license. The Development and License Agreement is terminable for material breach, if a defaulting party voluntarily or involuntarily suspends or discontinues its business, liquidates or sells its assets or a substantial part thereof, and if a defaulting party engages in conduct that is illegal, irregular or contrary to the principles of fairness and good faith.

The foregoing description of the terms of the Development and License Agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the provisions of the Development and License Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On April 6, 2022, the Company issued a press release announcing the entry into the Development and License Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company, under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events

The Company expects to acquire from Lottomatica certain license rights to operate land-based locations in the Italian market through the Company’s Multigioco Srl subsidiary.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1+	Master Technology Development and License Agreement by and between Elys Game Technology Corp. and Lottomatica S.p.A., dated March 31, 2022
Exhibit 99.1	Press Release issued by Elys Game Technology Corp., dated April 6, 2022
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

+Certain portions of the Development and License Agreement have been omitted pursuant to Item 601(b)(10) of Regulation S-K. Certain exhibits to the Development and License Agreement have been omitted in accordance with Item 601(b)(10) of Regulation S-K. A copy of any omitted portions of these agreements and/or the exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2022

ELYS GAME TECHNOLOGY, CORP.

By: /s/ Michele Ciavarella

Name: Michele Ciavarella

Title: Executive Chairman and Interim Chief Executive Officer